SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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  X     Filed by the Registrant
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        Filed by a Party other than the Registrant
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Check the appropriate box:

------                               ----
      Preliminary Proxy Statement          Confidential, For Use of the
------                               ----  Commission Only (as permitted by
                                           Rule 14a-6 (e) (2))

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   X  Definitive Proxy Statement
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      Definitive Additional Materials
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      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                   IMMUCOR, INC. (Commission File No. 0-14820)
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

------
  X     No fee required.
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------
      Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
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      (1)  Title of each class of securities to which transaction applies;

      (2)  Aggregate number of securities to which transaction applies;

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

      (4)  Proposed maximum aggregate value of transaction;

      (5)  Total fee paid.

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      Fee paid previously with preliminary materials.
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      Checkbox if any part of the fee is offset as provided by Exchange Act Rule
-----   0-11 (a) (2) and identify the filing for which the  offsetting fee was
        paid   previously.   Identify  the  previous  filing  by  registration
        statement number or the form or schedule and the date of its filing.

      (1)  Amount previously paid;

      (2)  Form, Schedule or Registration Statement No.;

      (3)  Filing Party;

      (4)  Date Filed.






                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                          Norcross, Georgia 30091-5625

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 16, 2000.

         Notice hereby is given that the 2000 Annual Meeting of Shareholders (the "Meeting") of Immucor, Inc. will be held on Thursday, November 16, 2000, at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071 for the following purposes:

     1. To elect eight directors as follows: (a) three directors to serve a three-year term, three directors to serve a two-year term, and two directors to serve a one-year term, or (b) if Proposal Number Two is not approved, eight directors to serve a one-year term;

     2. To approve an amendment to the Company's articles of incorporation (the "Articles of Incorporation") to divide the Board of Directors into three classes;

     3.   To authorize the issuance of additional shares of Common Stock;

     4. To transact such other business as properly may come before the Meeting or any adjournment thereof.

         Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on September 21, 2000, will be entitled to receive notice of and to vote at the Meeting or at any adjournment thereof.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, revoke your Proxy and vote in person.

                                By Order of the Board of Directors,



                                STEVEN C.  RAMSEY,
                                Secretary
                                October 12, 2000

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND THE MEETING AND VOTE IN PERSON.

                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                             Norcross, GA 30091-5625

                                 PROXY STATEMENT

                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               NOVEMBER 16, 2000.


         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Immucor, Inc. ("Immucor" or the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Thursday, November 16, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of the Meeting. The cost of this solicitation is being borne by the Company. The Annual Meeting will be held at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071. It is anticipated that this Proxy Statement and the accompanying Proxy will be first mailed to shareholders on or about October 12, 2000. A copy of the Company's 2000 Annual Report is being mailed to the Company's shareholders along with this Proxy Statement.

         The record date for shareholders entitled to vote at the Meeting is the close of business on Thursday, September 21, 2000. On that date, the Company had outstanding and eligible to be voted 7,277,617 shares of Common Stock, $.10 par value ("Common Stock"), with each share entitled to one vote. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         Any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed Proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. If a Proxy is properly completed and returned by the shareholder in time to be voted at the Annual Meeting and is not revoked prior to the vote, it will be voted at the Meeting in the manner specified therein. If the Proxy is returned but no choice is specified therein, it will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," (or any substitute nominee designated by the Board), and "FOR" the amendment of the Articles of Incorporation to (a) Divide the Board of Directors into Three Classes, and (b) Authorize the Issuance of Additional Shares of Common Stock.

Proposal One--The Election of Eight Directors

Election of Directors

At the annual meeting of shareholders, eight directors, constituting the entire board of directors of the Company (the "Board of Directors"), are to be elected. If Proposal Two is adopted, eight directors will be elected for the terms set forth below. If Proposal Two is not adopted, eight directors will be elected to hold office until the next annual meeting of shareholders (that is, until the annual meeting of shareholders held in the year 2001) or until their successors are duly elected and qualified.

In either case, directors will be elected by a plurality of the shares present and voting at the meeting. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

The nominees, their ages, the years in which they began serving as directors, and their business experience are set forth below.


                                                                                                    Director
Name                             Age        Position with Company                                    Since

Directors Nominated to Serve Until the 2003 Annual Meeting:
Edward L. Gallup                 61       Chairman of the Board of Directors, President and            1982
                                            Chief Executive Officer
Didier L. Lanson                 50       Director                                                     1989
Dennis M. Smith, Jr., M.D.       48       Director                                                     1998

Directors Nominated to Serve Until the 2002 Annual Meeting:
Ralph A. Eatz                    56       Director and Senior Vice President-- Operations              1982
G. Bruce Papesh                  53       Director                                                     1995
Joseph E. Rosen                  56       Director                                                     1998

Directors Nominated to Serve Until the 2001 Annual Meeting:
Dr. Gioacchino De Chirico        47       Director, Director of European Operations and                1994
                                           President of Immucor Italia S.r.l
Daniel T. McKeithan              76       Director                                                     1983



     Edward L. Gallup has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its founding. Mr. Gallup has worked in the blood banking business for over 35 years.

     Ralph A. Eatz, who has been working in the blood banking reagent field for over 30 years, has been a director and Vice President - Operations of the Company since its founding, and Senior Vice President - Operations since December 1988.

     Dr. Gioacchino De Chirico has been Director of European Operations since May 1998 and President of Immucor Italia S.r.l. since February 1994. From 1989 until 1994, he was employed in the United States by Ortho Diagnostic Systems, Inc., a Johnson and Johnson Company, as General Manager, Immunocytometry, with worldwide responsibility. From 1979 until 1989, he was with Ortho Diagnostic Systems, Inc., in Italy, where he began as a sales representative and held several management positions, including Product Manager and European Marketing Manager for Immunology and Infectious Disease products. Immucor Italia S.r.l. was acquired by the Company on September 30, 1991.

     Daniel T. McKeithan has been a director of the Company since February 1983. Since 1986, he has served as a consultant to health care companies. From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as a general manager and as Executive Vice President of Operations. Mr. McKeithan also has 30 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President - Manufacturing of the Ortho Diagnostic Systems Division.

     Didier L. Lanson has been a director of the Company since October 1989. Since April 1, 2000, he has served as CEO of a start up company GenOdyssee S.A. in Paris, France. GenOdyssee provides to the pharmaceutical, diagnostic and biotech industry a full range of post-genomics services: Single Nucleotide Polymorphism (SNP) discovery, high throughput SNP genotyping, and proteomic services dedicated to the characterization of chemical and physical modifications of mutant proteins active sites. From September 1992 until March 1999, he served as Vice President, Europe ('92-97) and Vice President Global Operations and International Affairs ('97-'99) of SyStemix Inc., a Novartis Company. He was a Director and the President and CEO of Diagnostics Transfusion ("DT"), a French corporation which develops, manufactures and distributes reagent products from 1987 until April 1991.

     G. Bruce Papesh has been a director of the Company since December 1995. He is a co-founder of Dart, Papesh & Co., an East Lansing, Michigan based company that provides investment consulting and other financial services. He has served as President of Dart, Papesh & Co. Inc., since 1987. Mr. Papesh has over 30 years of experience in investment services while serving in stockbroker, consulting and executive management positions. Mr. Papesh also serves as a Director and Stock Option Committee Member of Neogen Corporation, a maker of products dedicated to food and animal safety.

     Dennis M. Smith, Jr., M.D. has been a director of the Company since April 1998. He currently is, and for the last six years has been, the Chairman of the Section of Pathology and the Director of Laboratories at Columbia Memorial Hospital in Jacksonville, Florida. In addition to these duties, Dr. Smith is a member of the Board of Directors of Medical Equity Partners, Jacksonville, Florida; Vice President of Laboratory Physicians, St. Petersburg, Florida; and Senior Vice President and Medical Director of AmeriPath, Inc. Dr. Smith is a past president of the American Association of Blood Banks and is currently Chairman of the Board of Trustees of the National Blood Foundation. He has over 23 years of experience in the medical field.

     Joseph E. Rosen has been a director of the Company since April 1998. He has been employed by Sera-Tec Biologicals since its inception in 1969 and has served as its President for the past fifteen years. Mr. Rosen is currently serving as Chairman of the Board of the American Blood Resources Association, the plasma industry trade group, and has been a member of the Board of Directors of several public and private health care companies. He has over 30 years of experience in the blood banking industry.

Executive Officers


Name                             Age        Position with Company                                   Since

Edward L. Gallup                 61     President and Chief Executive Officer                        1982
Ralph A. Eatz                    56     Senior Vice President-- Operations                           1982
Dr. Gioacchino De Chirico        47     Director of European Operations and                          1994
                                            President of Immucor Italia S.r.l
Steven C. Ramsey                 51     Vice President-- Chief Financial Officer and Secretary       1998
Patrick Waddy                    43     President of Dominion Biologicals Limited and                1996
                                            European Finance Director


The career synopses of certain Executive Officers not listed below are contained in the previous section entitled "Election of Directors."

     Steven C. Ramsey has been Vice President and Chief Financial Officer since March 1998. Prior to such time, Mr. Ramsey worked for six years at International Murex Technologies Corporation, the last three as Chief Financial Officer. He has more than 26 years of financial management experience.

     Patrick Waddy has been the European Finance Director since March 1999. Mr. Waddy has been with Dominion Biologicals Limited since March 1988 and has served as President for the past six years. The Company acquired Dominion Biologicals in December 1996.

     There are no family relationships among any of the directors or executive officers of the Company.

     For information concerning the number of shares of the Company's Common Stock held by each nominee, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES WHOSE NAMES APPEAR ABOVE AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of July 31, 2000, the number of shares of Common Stock of Immucor beneficially owned by each director and other reporting insiders of the Company, and by each person known to the Company to own more than 5% of the outstanding shares of Common Stock, and by all of the executive officers and directors of the Company as a group.

Name of Beneficial Owner           Amount and Nature of
(and address for those           Beneficial Ownership of        Percent
                                                             -------------
owning more than five percent)        (1)                     of Class(1)
------------------------------         ---                    -----------

Edward L. Gallup                      271,857  (2)               3.7%

Ralph A. Eatz                         350,026  (2)               4.8%

Dr. Gioacchino De Chirico              87,500  (3)                 *

Steven C. Ramsey                       23,750  (4)                 *

Patrick D. Waddy                      274,889  (5)               3.8%

Didier L. Lanson                       10,000  (6)                 *

Daniel T. McKeithan                    48,778                      *

G. Bruce Papesh                         7,600  (7)                 *

Dennis M. Smith, Jr., M.D.             55,312  (8)                 *

Joseph E. Rosen                         7,000  (8)                 *

Wellington Management Co. LLP         501,900  (9)               6.9%
75 State Street
Boston, MA  02109

All directors and executive         1,136,712                   15.6%
officers as a group (ten persons)


         * less than 1%.


     (1) Pursuant to Rule 13-3(d)(1) of the Securities Exchange Act of 1934, the persons listed are deemed to beneficially own shares of the Company's Common Stock if they have a right to acquire such stock within the next sixty days, such as by the exercise of stock options, and any such common stock not presently outstanding shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     (2)  Includes  for  Messrs.  Gallup  and Eatz an option to  acquire  89,250 shares at an exercise price of $9.33, an option to acquire 60,000 shares at an exercise price of $6.00, and an option to acquire 12,500 shares at an exercise price of $9.69.

     (3) Includes a currently exercisable option to acquire 15,000 shares of Common Stock at an exercise price of $6.00, an option to acquire 60,000 shares of Common Stock at an exercise price of $6.00, and an option to acquire 12,500 shares of Common Stock at an exercise price of $9.69.

     (4) Includes a currently exercisable option to acquire 15,000 shares at $8.38 per share and a currently exercisable option to acquire 3,750 shares at $9.69 per share.

     (5) Includes 201,139 5-year warrants at an exercise price of $12.00 and 50,000 10-year warrants at an exercise price of $11.98 issued in connection with the acquisition of Dominion Biologicals Limited, and an option to acquire 3,750 shares of Common Stock at an exercise price of $9.69.

     (6) Includes a currently exercisable option to acquire 10,000 shares at $6.00 per share.

     (7) Includes a currently exercisable option to acquire 7,500 shares at $8.00 per share.

     (8) Includes a currently exercisable option to acquire 5,000 shares at $8.88 per share.

     (9) Wellington Management Co. LLP ("WMC") reported in a Schedule 13F dated June 30, 2000, that WMC in its capacity as an investment adviser may be deemed to beneficially own 501,900 shares or 6.9% of the Company, which are held of record by clients of WMC. WMC indicated that it had the shared power to vote or direct the vote of 455,900 shares and shared power to dispose or to direct the disposition of 501,900 shares and that it had no sole power to vote or dispose of the shares.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through committees established in accordance with the Company's Bylaws. The Board of Directors has established an Audit Committee which has the responsibility of reviewing the Company's financial statements with management and the independent auditors prior to the publication of such statements and determining that all audits and examinations required by law are performed. Messrs. McKeithan, Lanson and Papesh are members of the Company's Audit Committee. The Board of Directors has also established a Stock Option Committee which has the authority to grant stock options to employees from time to time and to administer the Company's various stock plans. Messrs. Gallup, Eatz, Rosen and Dr. Smith are members of the Company's Stock Option Committee. The Stock
Option Committee may not grant options to any of the Company's Executive Officers without the approval of the Compensation Committee. The Compensation Committee established by the Board is responsible for setting the annual compensation of the Company's executive officers. Messrs. McKeithan, Lanson and Papesh are members of the Compensation Committee. The Board does not have a standing nominating committee.

         The Board of Directors met seven times, the Audit Committee met six times, the Compensation Committee met once, and the Stock Option Committee met five times during the fiscal year ended May 31, 2000. Each Director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

Audit Committee

         The Audit Committee is comprised of Daniel T. McKeithan, Didier L. Lanson, and G. Bruce Papesh, all of which are independent directors within the meaning of Rule 4200(a)(14) National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee has adopted a written charter, and a copy of such charter is included as Appendix B to this proxy statement.

Report of the Audit Committee

         The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments on the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditor the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

         The committee discussed with the Company's internal audit representative and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal audit representative and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         The Audit Committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

         In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2000 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, and, if needed, subject to shareholder approval, the selection of the Company's independent auditor.


Daniel T. McKeithan, Audit Committee Chair
G. Bruce Papesh, Audit Committee Member
Didier L. Lanson, Audit Committee Member

August 22, 2000

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has responsibility for determining the types and amounts of executive compensation, including setting the number of stock options that can be granted to executive officers as a group. Messrs. McKeithan, Papesh and Lanson are members of the Compensation Committee. The Stock Option Committee determines the number of shares to be granted to individual executive officers. Messrs. Gallup, Eatz, Rosen and Smith are members of the Stock Option Committee. Mr. Ramsey attends the meetings of the Compensation Committee at the request of the Board of Directors. Neither Mr. McKeithan, Mr. Papesh, Mr. Lanson, Mr. Rosen nor Dr. Smith are, nor have they ever been, officers or employees of the Company. Edward L. Gallup and Ralph A. Eatz are the founders of the Company, have been directors and executive officers of the Company since its inception, and each of them participates in decisions on all stock options granted.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned by the Company's Chief Executive Officer and all of the Company's other executive officers for services rendered in all capacities to the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                                                           Long Term
                                                                                         Compensation
                                                  Annual Compensation                       Awards
                                     -----------------------------------------------    ----------------

                                                                                          Securities
             Name and                                               Other Annual          Underlying            All Other
        Principal Position               Year       Salary        Compensation (1)        Options (2)       Compensation (3)
------------------------------------    -------    ----------    -------------------    ----------------    ------------------

Edward L. Gallup                         2000        $218,743           $44,053                  -                  $4,875
Chairman of the Board, President         1999         206,601            29,609             80,000                  55,209
and Chief Executive Officer              1998         190,253            35,619                  -                   4,752

Ralph A. Eatz                            2000         212,316            32,061                  -                   5,482
Director and Senior Vice                 1999         200,579            20,830             80,000                  55,177
President - Operations                   1998         185,091            29,628                  -                   4,726

Dr. Gioacchino De Chirico (4)            2000         197,833            16,624                  -                       -
President,  Immucor Italia,  S.r.l.      1999         175,565            13,100             80,000                       -
and
Director of European Operations          1998         150,575            12,752                  -                       -

Steven C. Ramsey (5)                     2000         179,649             2,000                  -                   4,342
Vice President - Chief Financial         1999         178,946                 -             30,500                       -
Officer and Secretary                    1998          14,385                 -             30,000                       -

Patrick Waddy (6)                        2000          81,505             2,500                  -                   4,075
President of Dominion Biologicals        1999          69,260             2,500             30,500                  25,719
Limited and European Finance             1998          70,822                 -                  -                   3,541
Director

[FN]





(1) Includes the value of life insurance premiums and an allowance for automobile expenditures for each of the above named executive officers as follows: For 2000 - for Mr. Gallup, Eatz, De Chirico, Ramsey and Waddy, life insurance premiums of $34,453, $22,460, $7,024, $2,000 and $2,500 respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Dr. De Chirico of $9,600 each. For 1999 - for Mr. Gallup, Eatz, De Chirico and Waddy, life insurance premiums of $20,009, $11,230, $3,500 and $2,500 respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Dr. De Chirico of $9,600 each. For 1998 - for Mr. Gallup, Eatz and Dr. De Chirico, life insurance premiums of $26,019, $20,028, $317 and $3,152, respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Dr. De Chirico of $9,600 each.

(2) Includes stock options granted for each of the above named officers as follows: For 2000 - No Options were granted to executive officers during the fiscal year. For 1999 - for Mr. Gallup, Eatz, and Dr. De Chirico 25,000 shares each and 7,500 shares for Mr. Ramsey and Waddy under the 1995 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $9.6875. 50% of the options are exercisable beginning July 31, 2000, and 25% per year thereafter. For Mr. Gallup, Eatz, and Dr. De Chirico 55,000 shares each and 23,000 shares for Mr. Ramsey and Waddy under the 1998 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $9.375. 50% of the options are exercisable beginning April 9, 2001, and 25% per year thereafter. For 1998 - represents options granted to Mr. Ramsey under the 1995 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $8.38. 50% of the options are exercisable beginning April 20, 2000, and 25% per year thereafter.

(3) Represents amounts the Company contributed to the 401(k) retirement plan on behalf of the named executive officers, a bonus for Mr. Gallup and Eatz of $50,000 and Mr. Waddy of $22,256, in 1999.

(4) For 1999 - includes a bonus of $50,000 for Dr. De Chirico which is included in the Annual Compensation of Salary.

(5) For 1999 - includes a bonus of $8,000 for Mr. Ramsey which is included in the Annual Compensation of Salary. Mr. Ramsey assumed the position of Vice President and Chief Financial Officer in April 1998.

(6) Mr. Waddy became an employee of the Company upon the acquisition of Dominion Biologicals Limited in December 1996.



Option Holdings

The table below presents information concerning option exercises during the past fiscal year and the value of unexercised options held as of the end of the fiscal year by each of the individuals listed in the Summary Compensation Table.


                          FISCAL YEAR-END OPTION VALUES

                                                  Number of Securities
                                                 Underlying Unexercised             Value of Unexercised
                                                       Options at                 In-the-Money Options at
                                                      May 31, 2000                    May 31, 2000 (1)
                                                      ------------                    ----------------

                                            Exercisable     Unexercisable      Exercisable    Unexercisable
                                              ------------------------------    -----------------------------

            Edward L. Gallup                    149,250         80,000           $154,725           -

            Ralph A. Eatz                       149,250         80,000            123,780           -

            Dr. Gioacchino De Chirico            75,000         80,000            123,780           -

            Steven C. Ramsey                     15,000         45,500                -             -

            Patrick Waddy                       251,139         30,500                -             -

[FN]


 (1) Based on the difference between the exercise price and the closing price for the Common Stock on May 31, 2000, of $8.063 as reported by NASDAQ.


Employment Contracts, Termination of Employment and Change of Control
Arrangements

         The Company has in effect employment agreements (the "Agreements") with five of its executive officers and certain key managers. The Company entered into written employment agreements with Edward L. Gallup and Ralph A. Eatz on October 13, 1998. Each agreement is for a five-year term and automatically renews for a five-year term, unless sooner terminated. The agreements provide base salaries for Mr. Gallup and Mr. Eatz of $219,668 and $213,243, respectively. The agreements also contain covenants prohibiting Mr. Gallup and Mr. Eatz from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of their employment.

         The agreements with Mr. Gallup and Mr. Eatz obligate the Company to make certain payments to them in certain circumstances if their employment is terminated. If the Company terminates the employment of Mr. Gallup or Mr. Eatz "without cause", then Mr. Gallup or Mr. Eatz would continue to be compensated at a rate equal to their average annual compensation (that is, their base salary plus their average bonus over the last two years) for the remainder of the five year period as renewed, and such amounts would be paid over such period of time rather than in a lump sum. "Cause" is defined in the agreements generally to include dishonesty, embezzlement, continuing inability or refusal to perform reasonable duties assigned to him, and moral turpitude. If the Company terminates the employment of Mr. Gallup or Mr. Eatz within two years after a change of control, or if Mr. Gallup or Mr. Eatz terminate their own employment within 60 days after a change of control, then the Company instead must pay Mr. Gallup or Mr. Eatz a lump sum equal to five times their average annual compensation, plus certain additional amounts to compensate Mr. Gallup or Mr. Eatz if such payments subject Mr. Gallup or Mr. Eatz to a federal excise tax under Section 4999 of the Internal Revenue Code. The Company's agreement to compensate these executives in connection with a change of control is designed to secure for the Company such executives' full time and attention to negotiate the best deal for the Company and its shareholders in the event of a change of control without such executives being distracted by the effects of such change of control upon their own financial interest.

         The Company has in effect an employment agreement with Dr. Gioacchino De Chirico entered into on December 31, 1993. The Agreement renews for a period of five years from each anniversary date unless sooner terminated based upon sales performance of Immucor Italia, S.r.l. The Company may only terminate the employment agreement "for cause", as defined in the agreement. If the Company terminates the employment of the Employee "without cause", the Employee would receive his base annual salary for the remainder of the five year period as renewed upon such termination. On October 13, 1998 the Company entered into a Severance Agreement with Dr. De Chirico which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Dr. De Chirico within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Dr. De Chirico a lump sum equal to five times his average annual compensation. Dr. De Chirico has agreed to refrain from competition with Immucor Italia, S.r.l. following the termination of the agreement for a period of two years if he is terminated without cause, and for a period of four years if he is terminated for cause or if he voluntarily terminates the agreement.

         The Company has in effect an employment agreement with Mr. Steven C. Ramsey entered into on October 13, 1998 which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Ramsey within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Ramsey a lump sum equal to two times his average annual compensation. The Agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Ramsey has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.

         The Company has in effect an employment agreement with Mr. Patrick Waddy entered into on October 13, 1998 which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Waddy within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Waddy a lump sum equal to two times his average annual compensation. The Agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Waddy has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.

Compensation Committee Report

Executive Officer Compensation

         Daniel T. McKeithan, Didier L. Lanson and G. Bruce Papesh are the members of the Compensation Committee of the Company's Board of Directors which was formed on November 10, 1992. The Compensation Committee annually determines the salary, incentive bonus and other compensation to be provided to the Company's executive officers. The Committee believes the Board must act on the shareholders' behalf when establishing executive compensation programs, and the Committee has developed a compensation policy which is designed to attract and retain qualified key executive officers critical to the Company's overall long-term success. As a result, the Committee develops a base salary, bonus incentive, and other long-term incentive compensation plans for its executive officers.

         Base Salary. The base salaries for the executive officers are governed by the terms of their employment agreements. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" above. The employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. In determining whether the base salaries of the executive officers should be increased, the Committee considers numerous factors including the qualifications of the executive officer and the amount of relevant individual experience the executive officer brings to the Company, the financial condition and results of operations of the Company, and the compensation necessary to attract and retain qualified management.

         The Compensation Committee awarded ten percent (10%) increases in the base salaries of the executive officers in August 1998, a four percent (4%) increase in August 1999 and a four percent (4%) increase in August 2000.

         Incentive Bonus. Each year the Compensation Committee recommends to the Board of Directors an incentive cash bonus pool to be paid to the Company's executive officers, as well as all other managers within the Company, based upon the Company's operating results. The amount of the bonus pool varies from year to year at the discretion of the Compensation Committee. During the fiscal year ended May 31, 1998, no bonuses were paid. A bonus in the amount of $50,000 was paid to Messrs. Gallup and Eatz and Dr. De Chirico during fiscal year ended May 31, 1999. No bonuses were paid to any executive officer in the fiscal year ended May 31, 2000.

         Long-Term Incentives. The Company's stock option program is the Company's primary long-term incentive plan for executive officers and other key employees. The Compensation Committee reviews the financial performance of the Company, such as increases in income from operations and earnings per share, in determining whether options should be granted, the number of options to be granted, and the number of options that can be granted to executive officers as a group. The Stock Option Committee then determines the number of shares to be granted to individual executive officers. In this way, the long-term compensation of executive officers and other key employees are aligned with the interests of the Company's shareholders. As a result, each key individual is provided a significant incentive to manage the Company's performance from the perspective of an owner of the business with an equity stake. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibilities and position within the Company. Stock options are granted at market price and will only increase in value if the Company's stock price increases. In addition, all stock option grants require various periods of minimum employment beyond the date of the grant in order to exercise the option. During 1995, the Company implemented the 1995 Stock Option Plan, a broad based plan, and issued options to executive officers and other key employees. No options were issued to executive officers in 1997. During the fiscal year ended May 31, 1998, stock options were granted to Mr. Ramsey under the 1995 Stock Option Plan. Stock options were granted to Messrs. Gallup, Eatz, Ramsey and Waddy and Dr. De Chirico under the 1995 Stock Option Plan and the 1998 Stock Option Plan during fiscal year ended May 31, 1999. During the fiscal year ended May 31, 2000 no Stock Options were granted to any executive officer.

Chief Executive Officer Compensation

         No statistical criteria were used to establish the compensation of Mr. Gallup, but rather his base salary, stock options and portion of the bonus pool, if any, were subjectively determined taking into account that he was one of the founders of the Company, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1982, and has worked in the blood banking business for over 35 years. The Compensation Committee believes the salary paid and the options granted to Mr. Gallup will help align his interests with those of the Company and its shareholders. No bonus was earned by, or options granted to, Mr. Gallup in fiscal years 1998 and 2000.

Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. Given the current level of compensation paid to the executive officers of the Company, the Company has not needed to address Section 162(m).

  Compensation Committee Members            Stock Option Committee Members
        Daniel T. McKeithan                           Edward L. Gallup
        Didier L. Lanson                              Ralph A. Eatz
        G. Bruce Papesh                               Joseph E. Rosen
                                                      Dennis M. Smith, Jr., M.D.

Performance Graph

         The following performance graph compares the cumulative total shareholder return on an investment of $100 in the Common Stock of the Company for the last five fiscal years with the total return of the S & P 500 and a Peer Group Index for the Company's last five fiscal years. With the acquisition of Gamma Biologicals, Inc. during fiscal year ended May 31, 1999, there is no longer any public company engaged in the blood bank reagent business that is not a division of a larger publicly-held company. For this reason the Peer Group
Index has been modified to include Biopool International, Inc., Biosite Diagnostics, Inc., Hycor Biomedical, Inc. and Meridian Diagnostics, Inc.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS*



                               STARTING
                                 BASIS
DESCRIPTION                      1995             1996             1997              1998             1999             2000

IMMUCOR INC (%)                                    32.88          -26.80            -2.82            43.48           -34.84
IMMUCOR INC ($)                 $100.00          $132.88         $ 97.26          $ 94.52          $135.62          $ 88.36

S & P 500 (%)                                      28.44           29.41            30.68            21.03            10.48
S & P 500 ($)                   $100.00          $128.44         $166.22          $217.23          $262.90          $290.45

PEER GROUP ONLY (%)                                57.45          -30.63            41.18           -29.95            69.22
PEER GROUP ONLY ($)             $100.00          $157.45         $109.22          $154.20          $108.02          $182.79






               ASSUMES INITIAL INVESTMENT OF $100 ON JUNE 1, 1995
                 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION


Compensation of Directors

         Members of the Board of Directors, who are not also executive officers of the Company, receive $500 per meeting and are reimbursed for all travel expenses to and from meetings of the Board. In addition, the Company provides each of the non-employee directors a grant of an option to purchase shares of the Company's Common Stock upon their election as a director at the stock's then current fair market value, and at the direction of the Board, they may receive additional options. The amount of shares subject to the option is determined at the time of the grant. During the fiscal year ended May 31, 2000 stock options to purchase 10,000 shares at an option price of $12.375 were granted to Messrs. Lanson, McKeithan and Papesh and 3,000 shares at an option price of $12.375 were granted to Mr. Rosen and Dr. Smith. Messrs. Papesh and Lanson hold 20,000 options each, Mr. Rosen and Dr. Smith hold 13,000 options each, and Mr. McKeithan holds 10,000 options to purchase shares of the Company's Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended May 31, 2000, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's Common Stock were met.

Certain Relationships and Related Transactions

         In connection with the acquisition of Dominion Biologicals Limited in December 1996, the Company issued subordinated promissory notes to the former shareholders of Dominion totaling $4,228,200, bearing interest at 6% payable semiannually with principal due in December 1999. The Company repaid the outstanding principal balance of $3,886,000 at maturity. The outstanding balance of the subordinated promissory notes was $0 and $3,894,800 at May 31, 2000 and 1999, respectively, including $0 and $1,637,500 owed to Patrick Waddy, the President of Dominion Biologicals Limited at May 31, 2000 and 1999, respectively, who became an executive officer of Immucor during fiscal 1999.

         On June 6, 2000 Edward L. Gallup, President and CEO of Immucor, Inc. entered into a loan agreement with Immucor, Inc. to borrow up to $400,000 in order to meet margin calls related to loans made by brokerage companies. The Company acknowledges that certain benefits would accrue to Immucor, Inc. and its shareholders if such margin calls were satisfied by some means other than having those shares sold by the broker. The interest rate on the loan is LIBOR plus 1% which is the Company's current borrowing rate. As of July 27, 2000 the amount owed to Immucor, Inc. is $250,000 and is secured by 105,000 Immucor shares.

                      Special Note Regarding Anti-Takeover
                       Effects of Proposals Two and Three

In Proposals Two and Three, the Board of Directors seeks shareholder approval of two amendments to the Articles of Incorporation of the Company (the "Articles of Incorporation"). Generally, the proposed amendments affect: (i) the structure of the Board of Directors and the shareholders' ability to change the Board of Directors, and (ii) the amount of stock that can be issued by the Company. The Georgia Business Corporation Code (the "GBCC") requires the approval of the shareholders in order for the Company to make these amendments to its Articles of Incorporation.

Each proposal, including the reasons for the proposal and the effect of the proposal, is discussed more thoroughly later in this proxy statement. However, both of these proposals have in common the fact that they may impede or prevent a "takeover" of the Company (a change in the composition of the Board of Directors that is not approved in advance by the current Board of Directors), even where such a takeover is supported by a majority of the shareholders. The general discussion in this introduction to Proposals Two and Three is intended to supplement the more specific discussion of each of Proposals Two and Three provided later in this Proxy Statement.

The full text of all of the proposed amendments is attached to this Proxy Statement as Exhibit A. The following description of the proposed amendments is qualified in its entirety by reference to Exhibit A.

Reasons for the Proposals

The Board of Directors of the Company is asking shareholders to approve the proposed amendments to the Articles of Incorporation in order to discourage certain transactions which involve an actual or threatened change of control of the Company. The proposed amendments are designed to make it more difficult and time consuming to change majority control of the Board of Directors and thus to reduce the vulnerability of the Company to an unsolicited offer to take control of the Company, particularly an offer that does not contemplate the acquisition of all of the Company's outstanding shares, or for the restructuring or sale of all or part of the Company. As more fully described below, the Board believes that, as a general rule, such unsolicited offers are not in the best interests of the Company and its shareholders.

In the past, third parties have accumulated substantial stock positions in public companies as a prelude to a takeover or a restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken by a third party without advance notice or consultation with management of the company. In many cases, the purchaser seeks representation on the company's Board of Directors in order to increase the likelihood that its proposal will be implemented. If the company resists the efforts of the purchaser to obtain representation on the company's Board, the purchaser may commence a proxy contest to have its nominees elected to the Board in place of certain directors or in place of the entire Board. In some cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

The Board of Directors of the Company believes that an imminent threat of removal of the Company's management would severely curtail its ability to negotiate effectively with such purchasers. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. If the real purpose of a takeover bid is to force the Company to repurchase an accumulated stock interest at a premium price, management faces the risk that if it does not repurchase the purchaser's stock interest, the Company's business and management will be disrupted, perhaps irreparably. On the other hand, such a repurchase would divert valuable corporate resources to the benefit of a single shareholder.

Neither of these proposals are being proposed in response to any specific proposal or threat. These measures are being proposed at this time following a routine review by the Board of Directors of the Company's takeover defenses. This review was prompted by the normal expiration of the Company's original Rights Agreement which was first adopted eleven years ago.

Effects of the Proposals

The specific purpose and effect of each amendment is discussed later in this proxy statement. However, both of the amendments have in common the fact that they may significantly limit the ability of shareholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which would be required to be approved by the incumbent Board of Directors. Accordingly, before voting on the proposed amendments, shareholders are urged to read carefully the following sections of this Proxy Statement which describe each proposed amendment and its purposes and effects, as well as Exhibit A to this proxy statement which sets forth the full text of the proposed amendments.

The proposed amendments generally are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors. The amendments would help ensure that the Board of Directors will have sufficient time to review any proposal and appropriate alternatives to such proposal and, if appropriate, to seek a premium price for the shareholders.

The proposed amendments cannot, and are not intended to, prevent a purchase of a majority of the equity securities of the Company nor are they intended to deter bids or other efforts to acquire such securities. Rather, the Board believes that the proposals will discourage disruptive tactics and takeovers at unfair prices or on terms that do not provide all shareholders with the opportunity to sell their stock at a fair price and encourage third parties who may seek to acquire control of the Company to initiate such an acquisition through negotiations directly with the board of directors. Therefore, the Board believes it will be in a better position to protect the interests of all shareholders. Although the proposals are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board, the overall effect of these proposals may be to discourage a third party from making a tender offer for a portion or all of the Company's securities, whether on a hostile or other basis, even though some or a majority of the Company's shareholders might support such an offer.

Takeovers  or  changes in  management  of the  Company  which are  proposed  and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its shareholders. However, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

Nevertheless, the proposed amendments may have negative effects. The proposals will by design make more difficult or discourage a proxy contest, many mergers and tender offers, the assumption of control by a substantial shareholder, and the removal of incumbent management. The proposals, will make it more difficult to alter the structure of the Company in the future. The proposals may also make more difficult the consummation of a given transaction, such as a merger or tender offer, even if it is favorable to the interests of shareholders. In addition, the existence of these defenses may in the future discourage attempts to gain control of the Company, proxy contests, tender offers, mergers, or other efforts to remove incumbent management. Further, these effects may result even in situations where the only reason for the proposed change of control is the unsatisfactory performance of the present directors.

Of course, anti-takeover measures may have the effect of entrenching or extending the tenure of the incumbent directors and executive officers who proposed such measures. There is always a general concern that, in the face of a proposed takeover, incumbent directors may be motivated to preserve their own positions while being obligated to act in the best interests of the shareholders. Entrenchment of directors and senior management may diminish incentives to improve, and contribute to insulation from responsibility and accountability for, inadequate Company performance. Therefore, the existence of anti-takeover measures may have undesirable consequences.

Further, the amendments could also have the effect of discouraging a third party from making a tender offer otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. The amendments may also make more difficult or discourage a proxy contest the object of which is unrelated to a change of control of the Company, and will have the effect of making it more difficult to change the composition of the Board of Directors generally.

The Company's Other Anti-Takeover Defenses

The Company's Articles of Incorporation do not contain any other provisions which the Company reasonably believes has anti-takeover effects. However, the Company, on April 20, 1999, distributed a dividend of one Right to purchase additional shares of Immucor's Common Stock to each share of Common Stock pursuant to a Shareholders Rights Agreement with EquiServe Trust Company, N.A. as Rights Agent. The adoption of this Rights Agreement and the distribution of the rights dividend coincided with the expiration of a similar Rights Agreement first adopted by Immucor in 1989 and thereby replaced the former Rights Agreement.

The Rights Agreement, which is similar to agreements adopted by many other U.S. companies, is designed to enable Immucor shareholders to realize the full value of their investment and to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire Immucor. The adoption of the Rights Agreement was intended as a means to guard against abusive takeover tactics and is not in response to any particular proposal. The Rights cause substantial dilution to any person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired.

The Rights become exercisable only if a person acquires or makes an offer to acquire 20 percent or more of the Company's Common Stock without the approval of the Company's Board of Directors. If a person acquires 20 percent or more of Immucor's Common Stock without such approval, then all Rights holders except the person purchasing or offering to purchase 20% or more of the Company's Common Stock (and certain other persons, in certain circumstances) will have the right to buy Immucor Common Stock from Immucor at a significant discount. If the Rights are triggered, the immediate effect is to dilute such person's ownership of the Company. Even if the Rights are never triggered, the Rights are believed to have the effect of discouraging persons from making or attempting to make acquisitions of 20% or more of Immucor's Common Stock without negotiating directly with Immucor's Board of Directors.

The proposed amendments generally will not affect the Rights. However, to deter unsolicited takeovers, the Rights require the availability of a larger amount of authorized but unissued stock, and the proposed authorization of additional Common Stock in Proposal Three is expected to facilitate the operation of the Rights Agreement should the Rights ever be triggered.

Immucor's Articles of Incorporation and Bylaws contain other provisions that may have relevance in a contest for control of the Company but which probably are not properly characterized as takeover defenses. For example, Immucor's Bylaws contain procedural requirements with respect to proposals by shareholders or nominations for directors at special or annual meetings. Additionally, certain officers and employees of the Company have employment agreements with the Company that require the Company to pay such employee a severance payment in the event the Company suffers a change of control and their employment terminates, whether voluntarily or involuntarily.

Other Matters

The Company's Articles of Incorporation do not permit cumulative voting in the election of Directors. Accordingly, the holders of a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present can elect all of the Directors then being elected.

No member of the Board of Directors has an interest in any matter being acted upon that is not shared on a pro rata basis by all shareholders, except for the fact that Proposals Two and Three may have the effect of making it more difficult for such directors to be removed from the Board of Directors.

The proposed amendments are permitted under the GBCC and are consistent with the rules of the NASDAQ National Market System, upon which the Company's Common Stock is traded. The amendments are not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. The Board, which unanimously approved each amendment and recommended that they be submitted to the Company's shareholders for adoption, does not presently contemplate recommending the adoption of any further amendments (beyond those proposed in this proxy statement) to the Articles of Incorporation or the Bylaws which would affect the ability of third parties to take over or change control of the Company. However, the Board of Directors may wish in the future to review the advisability of adopting other measures that may effect takeovers in the context of applicable law and judicial decisions.

Proposal Two--To amend the Articles of Incorporation to Divide the Board of Directors into Three Classes.

Background

The Bylaws now provide that the Board of  Directors  shall be comprised of eight
(8) Directors and that all Directors are to be elected to the Company's Board of Directors annually for a term of one year. The proposed amendment to the Ninth Article of the Articles of Incorporation provides that the Board shall be divided into three classes of directors, each consisting as nearly as possible of one-third of the Board, and for one-third of the Board to be elected each year. In addition, the proposed amendment provides that any vacancy in the Board of Directors resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. In addition, the GBCC would allow shareholders to fill any such vacancy at the next annual meeting or at a special meeting duly convened for such purpose.

Effect of the Amendment

If the proposed amendments are adopted, the Company's directors will be divided into three classes. This will be accomplished at the 2000 Annual Meeting by electing two directors to serve (for a 1-year term) until the 2001 Annual Meeting, by electing three directors to serve (for a 2-year term) until the 2002 Annual Meeting, and by electing the remaining three directors to serve (for a 3-year term) until the 2003 Annual Meeting (in each case, until their respective successors are duly elected and qualified). Starting with the 2001 Annual Meeting, only directors of the class whose term is expiring would stand for election, and upon election each such director would serve a three-year term. In other words, eventually only one-third of the Board of Directors would stand for election each year, but would be elected for terms of three years. Since a change in a majority of the Board of Directors could only be accomplished after two successive annual meetings of shareholders, the staggered board of directors provides a degree of continuity of management and the policies formulated by the Board.

The Board of Directors would retain the ability to determine the number of directors within the limits prescribed by the Articles of Incorporation and Bylaws. Presently, the Bylaws limit the size of the board of directors to 13 directors. In the event that the shareholders approve the staggered board of directors, the Georgia Business Corporation Code will require that any future increase or decrease in the number of directors be apportioned among the classes so as to make all classes as nearly equal as possible. Pursuant to the Georgia Business Corporation Code, a decrease in the number of directors will not shorten an incumbent director's term of office.

The proposed amendment to the Company's Articles of incorporation will not give persons who dissent from the proposal the right under applicable corporate law to demand payment for their shares.

Reasons for the Amendment

The Board of Directors believes that the adoption of Proposal Two is advantageous to the Company and its shareholders for a number of reasons. Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirors may be in a position to elect a company's entire Board of Directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares at the time.

Advantages and Disadvantages

If Proposal Two is approved, a potential acquiror generally could not change a majority of the Company's directors until after two annual meetings of shareholders, unless such directors were removed for cause. By providing this additional time to the Board of Directors and eliminating the possibility of rapid removal of the Board, the directors of the Company will have the necessary time to most effectively satisfy their responsibility to the Company's shareholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, Proposal Two, by providing that directors will serve three-year terms rather than one-year terms, will enhance continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board. As a result, at any given time a majority of the Board of Directors will be knowledgeable and experienced about the Company and its business. The Board believes that this, in turn, will permit it to more effectively represent the interests of all shareholders, including responding to demands or actions by any shareholder or group.

For the same reasons, however, the adoption of Proposal Two may also deter certain mergers, tender offers or other takeover attempts which some or a majority of holders of the Company's voting stock may deem to be in their best interests. The proposed system of electing directors may make it more difficult for shareholders to change directors even where this may be considered desirable. Similarly, due to the smaller number of directors to be elected at each annual meeting the holders of a minority of the shares would be in a less favorable position to elect even a single director. Finally, it is important to note that the proposal would affect how directors of the Company are elected every year, whether or not the Company is threatened by a hostile takeover.

Other Matters

The Board of Directors has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. In addition, there has been no problem in the past or at the present time with the continuity or stability of the Board of Directors. However, the Board of Directors believes that adopting Proposal Two is prudent, advantageous and in the best interests of shareholders because it will give the Board more time to fulfill its responsibilities to shareholders and it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board of Directors also believes such advantages outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of the Company.

The Board of Directors unanimously approved the proposed amendment. Adoption of the proposed amendment requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. The Board of Directors recommends that shareholders vote "FOR" the proposed amendment.

Proposal Three--To Amend the Articles of Incorporation To Authorize the Issuance of Additional Shares of Common Stock.

The Board of Directors has proposed an amendment to the Fifth Article of the Articles of Incorporation which would increase the number of authorized shares of Common Stock from 30 million shares to 45 million shares. Presently, the Company is authorized to issue 30 million shares of common stock, $.10 par value ("Common Stock"), and no shares of preferred stock. As of the close of business on September 21, 2000, there were 7,277,617 shares of Common Stock outstanding, and an additional 3,655,811 shares were held in the Company's treasury. If the amendment is adopted, and based on the number of outstanding shares of Common Stock as of the close of business on September 21, 2000, there will be 34,066,572 shares of Common Stock generally available for issuance.

Upon adoption of the amendment, the Board of Directors will, without further action by the shareholders, unless otherwise required by law or the rules of the NASDAQ National Market, be authorized to issue such Common Stock at such times, for such purposes, and for such consideration as the Board of Directors may determine. However, presently there are a total of 3,113,697 shares of Common Stock reserved for issuance under the Company's various stock option plans and in connection with warrants issued in connection with the Company's acquisition of Dominion Biologicals in 1996. In addition, a large number of these authorized but unissued shares are needed in order for the Company's shareholder rights agreement to operate as intended, as described in greater detail below.

Reasons for the Proposed Amendment

The Board of Directors of the Company believes that it is desirable to have additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. First, the Board expects that the ability to issue such shares will enhance the Company's ability to pursue acquisition activities by offering alternative methods to finance such activities. For example, the Company might finance an acquisition in whole or in part by issuing Common Stock to the company being acquired, to the shareholders of the company being acquired, or to a financial institution in exchange for cash which could then be used for such acquisition. The Company, however, has no present plans to pursue acquisition activities and has not yet decided to acquire any particular company. Nor does the Company have any present plan or commitment to issue any Common Stock.

Presently, the authorized but unissued common shares are insufficient to completely utilize the Company's Shareholder Rights Plan. The authorization of Common Stock will enhance the Company's takeover defenses because the Board of Directors can issue such Common Stock in the future to persons it chooses for such consideration as determined by the Board of Directors. This ability can be a powerful tool in defending a hostile takeover. For example, the Board could issue Common Stock to an investor that is friendly to the incumbent directors and who could be expected to vote against a particular takeover proposal; the issuance of a sufficiently large block of Common Stock to such a shareholder could in effect block a particular transaction. In addition, if a potential acquiror has already obtained a large block of the Company's stock, the Board of Directors could issue Common Stock and dilute such person's interests in the Company. See "The Company's Other Anti-Takeover Defenses," (page 15).


Effects of the Proposed Amendment

The proposed amendment would authorize the Board of Directors to issue Common Stock from time to time. The issuance of Common Stock could dilute both the voting power and the economic value of the outstanding Common Stock. The issuance of Common Stock also may result in a dilution of earnings per share of the Common Stock.

Having such additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders meeting.

However, while the Board of Directors is of the opinion that the proposed Amendment is in the best interests of the Company, the Board recognizes that there may be some disadvantages. The authorization of new shares of Common Stock will not, by itself, have any effect on the rights of holders of shares of Common Stock. Nevertheless, the issuance of one or more series of Common Stock could affect the holders of shares of the Common Stock in a number of respects. For example, the voting power of the outstanding Common Stock will be diluted to the extent additional shares of Common Stock are issued in the future. Also, the issuance of Common Stock may result in a dilution of earnings per share of the Common Stock.

Further, the additional stock authorized by this proposed amendment could be issued by the Company, within the limits imposed by applicable law and the rules of the NASD, and used to discourage or defeat an attempt to change control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile bid. In addition, the shares of Common Stock may be issued in the event that the Rights issued in connection with the Company's Shareholder Rights Agreement are exercised.

There are no pre-emptive rights relating to the Company's Stock.

The proposed amendment to the Company's Articles of incorporation will not give persons who dissent from the proposal the right under applicable corporate law to demand payment for their shares.

The Company has no present intention to issue any shares of Common Stock should the shareholders approve the amendment authorizing the issuance of additional Common Stock.

The Board of Directors unanimously approved the proposed amendment. Adoption of the proposed amendment requires the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. The Board of Directors recommends that shareholders vote "FOR" the proposed amendment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ernst & Young LLP, Atlanta, Georgia, acted as the Company's independent certified public accountants for the fiscal year ended May 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company has not yet selected anyone to act as the Company's independent certified public accountants for its fiscal year ending May 31, 2001. The Board makes such a selection annually at an Audit Committee meeting at the end of the calendar year.

                                  MISCELLANEOUS

The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, telegraph or otherwise. The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2000, including financial statements and schedules thereto, to any record or beneficial owner of its Common Stock as of the close of business on September 21, 2000, who requests a copy of such report. Any request for the Form 10-K should be made in writing and addressed to: Steven C. Ramsey, Vice President - Chief Financial Officer and Secretary, Immucor, Inc., 3130 Gateway Drive, PO Box 5625, Norcross, GA 30091-5625. If the person requesting the Form 10-K was not a shareholder of record at the close of business on September 21, 2000, the request must include a representation that such person was a beneficial owner of Common Stock of the Company on that date. A copy of any exhibits to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibits.

                              SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2001 annual meeting must be received by the Company no later than July 7, 2001 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. If a proposal intended to be presented by a shareholder at the 2001 annual meeting, for which the shareholder does not seek inclusion in the Company's Proxy Statement and form of Proxy for that meeting, is not received by the Company by September 5, 2001, then the management proxies appointed in the enclosed Proxy will be allowed to use their discretionary voting authority with respect to the proposal.

                 OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board of Directors knows of no matters other than those stated above which are to be brought before the Meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment on such matter.

                                    By Order of the Board of Directors



                                    STEVEN C.  RAMSEY,
                                    Secretary

October 12, 2000

Appendix A

                                 REVOCABLE PROXY

                                  IMMUCOR, INC.

                ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 16, 2000

         The undersigned shareholder(s) of Immucor, Inc. (the "Company") hereby appoints, constitutes and nominates Edward L. Gallup and Ralph A. Eatz, and each of them, the attorney, agent and proxy of the undersigned, with individual power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, November 16, 2000, at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. ELECTION OF DIRECTORS. To elect the following eight people as directors as follows: (a) if Proposal Number Two (Classified Board) is approved, to elect Dan McKeithan and Nino DeChirico to serve until the annual meeting of shareholders in 2001, to elect Bruce Papesh, Joe Rosen, and Ralph Eatz to serve until the annual meeting of shareholders in 2002, and to elect Didier Lanson, Dennis Smith and Ed Gallup to serve until the annual meeting of shareholders in 2003; or
          (b) if Proposal Number Two is not approved, to elect Ralph Eatz, Edward L. Gallup, Nino DeChirico, Didier Lanson, Dan McKeithan, Bruce Papesh, Joe Rosen, and Dennis Smith to serve until the next annual meeting and until their successors are qualified.

                    [__] FOR [__] AGAINST [__] For All Except

(Instructions: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above. Any proxy card executed in such a manner as to not withhold authority to vote for the election of any nominee shall be deemed to grant authority to vote "For" such nominee.)

     2. CLASSIFIED BOARD. To approve an amendment to the Company's articles of incorporation (the "Articles of Incorporation") to divide the Board of Directors into three classes.

                       [__] FOR [__] AGAINST [__] ABSTAIN

     3. COMMON STOCK. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 45,000,000.

                       [__] FOR [__] AGAINST [__] ABSTAIN


     4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof. The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated October 12, 2000.

Dated: _________________, 2000             [__]     Check Box if You Plan
                                                    to Attend Meeting


------------------------------              ------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



------------------------------              ------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------

     Exhibit A--Text of Proposed amendments to the Articles of Incorporation

                            ARTICLES OF INCORPORATION

                                       OF

                                  IMMUCOR, INC.

 (Composite as of December 22, 1989   Restated as of _________, 2000,
  unless otherwise noted)             ==============================

First:   The name of the corporation is IMMUCOR, INC.

Second:  The corporation is organized pursuant to the provisions of the Georgia
           Business Corporation Code.

Third:   The period of its duration is perpetual.

Fourth:  The purpose or purposes for which the corporation is organized are:

         All lawful purposes, including, but not limited to, manufacturing and sale of diagnostic blood bank reagents.

         FIFTH: The corporation shall have authority, exercisable by its Board of Directors, to issue not more than 30,000,000 45,000,000 shares of common voting stock of $.10 par value per share (the "Common Stock").

         The corporation shall have the authority to acquire shares of its capital stock out of its unreserved and unrestricted earned surplus and capital surplus available therefor as otherwise provided by law.

         SIXTH:  The  corporation   will  not  commence  business  until it  has
received the sum of five hundred dollars ($500.00) as consideration for the issuance of shares.

         SEVENTH:  The  address  of  the   initial  registered   office of the
corporation is 2 Peachtree Street, N.W., c/o CT Corporation System, Atlanta, Georgia 30383 and the name of its initial registered agent at such address is CT Corporation System.

         EIGHTH: No shareholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized.

     NINTH: The number of directors constituting the board of directors shall be Four; and the names and addresses of each person who is to serve as a member thereof are: Earl W. Brian, M.D., 11 Hanover Square, New York, New York 10005; Edward L. Gallup, 6204 Park Avenue, Atlanta, Georgia, 30342; Ralph A. Eatz, 210 Smoke Rise Circle, Marietta, Georgia, 30367; Roy L. Cameron, Jr., 258 Kings Highway East, Haddonfield, New Jersey, 08033 determined by resolution of the board of directors in accordance with the bylaws, but shall be no more than thirteen nor fewer than three. The board of directors shall be divided into three classes as nearly equal in number as possible with respect to the first time for which they shall severally hold office. Directors of the First Class chosen shall hold office until the first annual meeting of the shareholders following their election; directors of the Second Class first chosen shall hold office until the second annual meeting following their election; and directors of the Third Class first chosen shall hold office until the third annual meeting following their election. At each annual meeting of shareholders held thereafter, directors shall be chosen for a term of three (3) years to succeed those whose terms expire. Any vacancy in the Board of Directors resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes authorized by the requisite vote of shareholders as nearly equal in number as possible.

         TENTH:  The names and addresses of the incorporators are:

         NAMES                    ADDRESSES

B.  J.  Verdon                    123 South Broad Street
                                  Philadelphia, Pennsylvania 19109

George Lewis                      123 South Broad Street
                                  Philadelphia, Pennsylvania 19109

Timothy F.  O'Connell             123 South Broad Street
                                  Philadelphia, Pennsylvania 19109


         ELEVENTH: The personal liability of a director of the corporation to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be limited to an amount not exceeding said director's compensation for services as a director during the twelve-month period immediately preceding such breach, except that a director's liability shall not be so limited for

     (i) any appropriation, in violation of the director's duties, of any business opportunity of the corporation,

     (ii) acts or omissions which involved intentional misconduct or a knowing violation of law,

     (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code, and

     (iv) any transaction from which the director derived an improper personal benefit.

         For purposes of this Article Eleventh, a director's compensation for serving as a director shall not include amounts received as reimbursement for expenses, or for services as an officer, employee or agent.

         If at any time the Georgia Business Corporation Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by such Code, as so amended, without further action by the shareholders, unless the provisions of the Georgia Business Corporation Code, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect the elimination or limitation of liability or alleged liability of any director of the corporation pursuant to Article Eleventh as in effect prior to such repeal or modification, for or with respect to any acts or omissions of such director prior to such repeal or modification.